UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 6, 2013

ML WINTON FUTURESACCESS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51084	20-1227904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
4 World Financial Center, 11th Floor
250 Vesey Street
New York, NY 10080
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (212) 449-3517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) ML Winton FuturesAccess LLC (the “Registrant”) has been governed and operated pursuant to its Fifth Amended and Restated Limited Liability Company Operating Agreement dated as of November 30, 2012 (the “Operating Agreement”).  Merrill Lynch Alternative Investments LLC is the sponsor and manager (the “Sponsor”) of the Registrant.  Capitalized terms used herein but not otherwise defined have the respective meanings set forth in the Operating Agreement.

(1) On November 6, 2013, the Sponsor adopted an amendment to the Operating Agreement effective as of September 30, 2013 (the “Amendment”).  The Amendment and the Operating Agreement are being filed as exhibits.

(2)  The Amendment revised the Operating Agreement to provide that the Sponsor in determining the net assets of the Registrant may depart from generally accepted accounting principles for all purposes other than for financial statement purposes, including without limitation for purposes of subscriptions and redemptions and fee calculations, if the Sponsor determines in its good-faith discretion that this departure is advisable in order to better reflect the true value of any asset or amount of any liability, or to further the fair and equitable treatment of Investors.

Previously this provision provided simply that the net assets of the Registrant will be determined in accordance with generally accepted accounting principles.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.02(i)	Amendment dated as of September 30, 2013 to the Fifth Amended and Restated Limited Liability Company Operating Agreement of ML Winton FuturesAccess LLC.

3.02(ii)	Fifth Amended and Restated Limited Liability Company Operating Agreement of ML Winton FuturesAccess LLC dated as of November 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML WINTON FUTURESACCESS LLC

By:	Merrill Lynch Alternative Investments LLC
Its:	Manager

By:	/s/ Barbra E. Kocsis
Name: Barbra E. Kocsis
Title: Chief Financial Officer

Date:  November 13, 2013

ML WINTON FUTURESACCESS LLC

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

3.02(i)	Amendment dated as of September 30, 2013 to the Fifth Amended and Restated Limited Liability Company Operating Agreement of ML Winton FuturesAccess LLC.

3.02(ii)	Fifth Amended and Restated Limited Liability Company Operating Agreement of ML Winton FuturesAccess LLC dated as of November 30, 2012.